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                                                                   Exhibit 10.50

                           REEBOK INTERNATIONAL LTD.
                          RESTRICTED STOCK CERTIFICATE
                  GRANTED UNDER THE 1994 EQUITY INCENTIVE PLAN

     This Restricted Stock Certificate (the "Certificate") evidences Restricted Shares (defined below) granted by Reebok International Ltd., a Massachusetts corporation ("Reebok" or the "Company"), to DAVID PERDUE, an employee of the Company or its subsidiaries (the "Employee"), pursuant to the Company's 1994 Equity Incentive Plan (the "Plan").

     1. GRANT OF RESTRICTED STOCK. This Certificate evidences the grant by the Company on JANUARY 24, 2000 to the Employee of a total of 50,000 shares of Common Stock of the Company (the "Restricted Shares"), at the per share price of $7.875, subject to the restrictions and other conditions set forth herein. The Restricted Shares shall be subject to forfeiture by the Employee, and may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, until they have vested in accordance with the following vesting schedule, and subject to Section 6:

        (a) One-third of the Restricted Shares will vest on the earlier of: (i) the April 1 following the fiscal year in which the Company's Earnings Per Share as set forth in the Company's Audited Financial Statements included in its Annual Report on Form 10-K ("EPS") is $1.50 or more; and (ii) the fifth trading day in any ten trading day period on which the Company's stock closes at $18.00 per share or more; and

        (b) An additional one-third of the Restricted Shares will vest on the earlier of: (i) the April 1 following the fiscal year in which the Company's EPS is $2.25 or more; and (ii) the fifth trading day in any ten trading day period on which the Company's stock closes at $27.00 per share or more; and

        (c) The remaining one-third of the Restricted Shares will vest on the earlier of: (i) the April 1 following the fiscal year in which the Company's EPS is $3.00 or more; and (ii) the fifth trading day in any ten trading day period on which the Company's stock closes at $36.00 per share or more;

        (d) All Restricted Shares that have not previously vested pursuant to the immediately preceding clauses (a), (b) and (c) will vest on January 24, 2004.

The number of Restricted Shares to be vested on any vesting date hereunder shall be adjusted appropriately by the Compensation Committee of the Board of Directors (the "Committee"), or its designees, to reflect any additional Restricted Shares (if applicable) received pursuant to Section 7 hereof. For purposes of this section, "trading day" shall be defined as any day in which shares are traded on the NYSE.

     2. STOCK CERTIFICATES. Prior to the vesting of any Restricted Shares, the stock certificate(s) representing those Restricted Shares that have not yet vested shall be held for the Employee by the Company or by a custodian designated by the Company. The Employee shall receive all dividends (other than stock dividends which shall be held in accordance with the terms of Section 7 below), stockholder communications and proxy materials with regard to the Restricted Shares. Any certificate or certificates for Restricted Shares which are forfeited in accordance with the provisions hereof shall be returned to the Company. The Employee shall be entitled to any dividends or other distributions (other than stock dividends which shall be held in accordance with the terms of Section 7 below) attributable to forfeited Restricted Shares which are paid after forfeiture of such Shares with respect to a record date prior to forfeiture and shall have voting rights.

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     On each date on which a portion of the Restricted Shares vest, as set forth in Section 1 above, the Employee shall be entitled to delivery of the certificate(s) representing those Restricted Shares which have vested, subject to the other provisions hereof, and the Restricted Shares represented thereby shall cease to be subject to forfeiture.

     3. DELIVERY OF RESTRICTED SHARES. The Employee shall cooperate to effect delivery of any Restricted Shares which have vested in accordance with the terms of all federal and state laws and regulations as interpreted by counsel for the Company. Without in any way limiting the generality of the foregoing, the Company may require that the certificate(s) representing Restricted Shares bear a legend restricting the transfer thereof except upon compliance with the conditions stated herein and the federal and state securities laws and that the Employee, as a condition for delivery, make such representation or agreement, if any, as may be required in the opinion of such counsel to avoid violation of any laws or regulations, including without limitation, the registration or other provisions of the Securities Act of 1933.

     4. WITHHOLDING. No Restricted Shares will be delivered to the Employee unless and until the Employee remits to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements (including, without limitation, any amount required under FICA), or makes other arrangements satisfactory to the Company with regard to the payment of such taxes.

     5. NONTRANSFERABILITY OF GRANT. No Restricted Shares, nor any interest therein, may be transferred by the Employee (by sale, pledge, gift or otherwise) prior to the vesting of such Shares and the Restricted Shares granted hereunder shall be delivered only to the Employee, or in the case of death, the Employee's estate. Notwithstanding the foregoing, if the Employee is incapacitated, the Restricted Shares may be delivered to the person or persons legally appointed to represent the Employee, provided that the Company is satisfied as to the authority of such legal representative.

     6. TERMINATION OF ACTIVE EMPLOYMENT. Unless other agreements apply, if an Employee's active employment with the Company or its subsidiaries terminates for any reason (including, without limitation, death or disability), all Restricted Shares which have not vested prior to the date of such termination shall be deemed to have been forfeited by the Employee and shall be returned to the Company. The Employee shall not be considered an active employee if he or she is receiving severance from the Company. The Employee shall be entitled to delivery of any Restricted Shares that have vested prior to the date of termination of employment; provided, however, in the event of a Change of Control (as defined in Section 8), the Restricted Shares shall vest notwithstanding any termination of active employment. For purposes herein, employment shall not be considered terminated: (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries.

     7. ADDITIONAL RESTRICTED SHARES. Any shares of Common Stock of the Company or other securities which the Employee may receive or be entitled to receive as a result of the ownership of the Restricted Shares, whether the same are issued as a result of a share split, stock dividend, recapitalization, or other subdivision or consolidation of Shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company or sale of assets of the Company, shall be treated for all purposes as Restricted Shares hereunder and shall be held by the Company pursuant to Section 2 hereof until such Restricted Shares have vested.

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          8. CHANGE OF CONTROL. If a Change in Control of Reebok occurs, the
Restricted Shares shall be accelerated such that all of the Restricted Shares shall vest effective upon the date of such Change of Control. A Change of Control will occur for purposes of this Certificate if: (i) any Person who does not currently own directly or indirectly 5% or more of the combined voting power of the Company's outstanding securities becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% (or, if higher, the aggregate percentage of the combined voting power of the Company's then-outstanding securities held by or for the benefit of Paul Fireman and his family) of the combined voting power of the Company's then-outstanding securities, (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement, (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iv) individuals who, at the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute a majority thereof, provided, however, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Certificate.

          Notwithstanding the foregoing provisions of the above paragraph, a Change of Control will not be deemed to have occurred if the initiation of any of the events described in the preceding paragraph is by or with the concurrence of the Company (acting by its Continuing Directors), nor shall a Change of Control be deemed to have occurred solely because of: (i) the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees, or (ii) the occurrence of a leveraged buy-out or re-capitalization of the Company in which Executive participates as an equity investor so long as the Employee's Restricted Stock was converted to equity securities on a basis no less favorable than that generally adopted for other senior executives of the Company

          9. PROVISIONS OF THE PLAN. The grant is subject to the provisions of the Plan, a copy of which is furnished to the Employee with this Certificate.

          IN WITNESS WHEREOF, the Company has caused this grant to be executed under its corporate seal by its duly authorized officer. This grant shall take effect as a sealed instrument.

                                                       REEBOK INTERNATIONAL LTD.

                                                       By: /s/ David A. Pace
                                                           --------------------
                                                           David A. Pace
                                                           Vice President and
                                                           General Counsel

DATED: JANUARY 24, 2000
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